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Exhibit 16.1


                     [Stonefield Josephson, Inc. letterhead]


                                 April 28, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

RE:    One Voice Technologies, Inc. (Commission File No. 0-27589)
       ----------------------------------------------------------

Ladies and Gentlemen:

We have read the statements contained in Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K of One Voice Technologies, Inc. to be filed with the Securities and Exchange Commission on or around April 28, 2004 and agree with the statements contained therein.

Very truly yours,

/s/ Stonefield Josephson, Inc.